Calculation of Filing Fee Tables
S-8
Innoviva, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share	Other	9,000,000	$ 23.01	$ 207,090,000.00	0.0001381	$ 28,599.13
Total Offering Amounts:						$ 207,090,000.00		$ 28,599.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 28,599.13
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 to which this exhibit relates shall be deemed to cover an indeterminate amount of additional shares of the registrant's common stock, par value $0.01 per share (the "Common Stock"), that may be offered and issued pursuant to the registrant's Innoviva, Inc. 2026 Equity Incentive Plan (the "2026 Plan") as a result of any share split, share dividend, recapitalization or similar transactions affecting the Common Stock. (2) Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The registration fee is calculated based on a price of $23.01 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on May 1, 2026, a date within five business days prior to the filing of this Registration Statement. (3) Represents 9,000,000 shares of Common Stock reserved under the 2026 Plan to be available for future grant or issuance.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources